UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 21, 2014, TransDigm Group Incorporated (“TransDigm Group”) issued a press release (the “Press Release”) announcing the pricing of $2.350 billion aggregate principal amount of senior subordinated notes, consisting of $1.150 billion aggregate principal amount of 6.0% Senior Subordinated Notes due 2022 (the “2022 Notes”) and $1.200 billion aggregate principal amount of 6.5% Senior Subordinated Notes due 2024 (together with the 2022 Notes, the “Notes”) by TransDigm Inc., its wholly-owned subsidiary. TransDigm Group also announced in the Press Release that TransDigm Inc. is considering paying a dividend to holders of its common stock in the range of $900 million to $1.7 billion and, in connection therewith, expects to incur an additional tranche of $825 million of term loans under its senior secured credit facilities and to borrow under its trade receivables securitization facility. The Notes may not be offered or sold without registration unless such offer or sale is made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 (the “Securities Act”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act. The information in this Current Report on Form 8-K relating to the Press Release shall, however, be deemed to be incorporated by reference into the Offer to Purchase and Consent Solicitation relating to the previously announced tender offer relating to TransDigm Inc.’s outstanding 7.75% Senior Subordinated Notes due 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: May 21, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.